Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Advantest Corporation, a Japanese corporation (the “Company”), does hereby certify that, to such officer’s knowledge:

1.	The accompanying Annual Report of the Company on Form 20-F/A (Amendment No. 1) for the period ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2012

By:	/s/ HARUO MATSUNO
Name:	Haruo Matsuno
Title:	Representative Director, President and CEO

Date: August 6, 2012

By:	/s/ HIROSHI NAKAMURA
Name:	Hiroshi Nakamura
Title:	Director, Managing Executive Officer